INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 2-86602, 33-15775, 33-37567 and 33-45482 of Cracker Barrel Old
Country Store, Inc. on Forms S-8 and Registration Statement No. 33-59582 on Form S-3 of our report dated September 6, 1995, incorporated by reference in the Annual Report on Form 10-K of Cracker Barrel Old Country Store, Inc. for the year ended July 28, 1995.


Deloitte & Touche LLP
Nashville, Tennessee

October 23, 1995